UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2015 (May 13, 2015)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 13, 2015, Tenneco Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders. The stockholders voted on the matters set forth below. A copy of the press release announcing the voting results is attached as Exhibit 99.1.

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes
Thomas C. Freyman	51,835,717	42,286	537,196	2,880,607

Dennis J. Letham	51,677,662	200,448	537,089	2,880,607

James S. Metcalf	51,677,128	201,132	536,939	2,880,607

Roger B. Porter	50,915,876	765,408	733,915	2,880,607

David B. Price, Jr.	51,473,176	404,567	537,456	2,880,607

Gregg M. Sherrill	49,919,662	1,930,453	565,084	2,880,607

Paul T. Stecko	51,467,814	410,649	536,736	2,880,607

Jane L. Warner	51,667,905	211,052	536,242	2,880,607

2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year 2015 was approved based upon the following votes:

Votes for	55,212,525

Votes against	70,479

Abstentions	12,802

There were no broker non-votes for this item.

3. The proposal to approve the compensation of our named executive officers was approved based upon the following advisory, non-binding vote:

Votes for	49,940,152

Votes against	2,398,651

Abstentions	76,396

Broker non-votes	2,880,607

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated May 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: May 13, 2015	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel
and Corporate Secretary